UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

NewAmsterdam Pharma Company N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-41562	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gooimeer 2-35 Naarden The Netherlands	1411 DC
(Address of principal executive offices)	(Zip Code)

+31 (0) 35 206 2971

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Ordinary Shares, nominal value €0.12 per share	NAMS	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	NAMSW	The Nasdaq Stock Market LLC

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2025, NewAmsterdam Pharma Company N.V. (the “Company”) held its 2025 annual general meeting of shareholders (the “Annual General Meeting”). A total of 112,270,677 of the Company’s ordinary shares were eligible to vote as of the record date of May 7, 2025. A quorum of 83,594,884 ordinary shares, or approximately 74.45%, voted in person or by proxy at the Annual General Meeting.

The final results of each of the agenda items submitted to a vote of the shareholders are as follows:

Proposal 1. The Company’s shareholders approved the adoption of the Dutch statutory annual accounts for fiscal year ended December 31, 2024. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
83,508,600	5,608	80,676	—

Proposal 2. The Company’s shareholders approved the discharge from liability for the Company’s directors with respect to the performance of their duties during the fiscal year ended December 31, 2024. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
79,671,210	29,664	49,158	3,844,852

Proposal 3. The Company’s shareholders approved the appointment of and instruction to Deloitte Accounts B.V. as the external independent auditor for the audit of the Company’s annual accounts for the fiscal year 2025. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
83,569,325	5,798	19,761	—

Proposal 4. The Company’s shareholders ratified the selection of Deloitte Accountants B.V. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025 by the Company’s audit committee. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
83,557,642	17,636	19,606	—

Proposal 5. The Company’s shareholders approved the appointment of each of the three nominees listed below as a non-executive director of the Company. The votes cast were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Wouter Joustra	79,415,918	313,937	20,177	3,844,852
Mark C. McKenna	79,264,690	465,766	19,576	3,844,852
Adele Gulfo	79,603,736	126,719	19,577	3,844,852

Proposal 6. The Company’s shareholders approved the reappointment of nominee Michael Davidson, M.D. as an executive director of the Company and nominee James N. Topper as a non-executive director of the Company. The votes cast were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Michael Davidson, M.D.	70,484,270	9,247,819	17,943	3,844,852
James N. Topper	70,539,295	9,190,894	19,843	3,844,852

Proposal 7. The Company’s shareholders approved the extension of authorization for the Board to acquire ordinary shares and depository receipts for ordinary shares in the Company’s capital. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
71,365,533	12,226,858	2,493	—

Proposal 8. The Company’s shareholders approved the 2024 compensation of the Company’s named executive officers by a non-binding, advisory (“Say-on-Pay”) vote. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
78,601,396	1,126,551	22,085	3,844,852

Proposal 9. The Company’s shareholders approved an annual Say-on-Pay vote by a non-binding, advisory vote. The votes cast were as follows:

1 Year	2 Years	3 Years	Abstain
79,720,221	1,106	8,975	19,730

On the basis of the outcome of the vote on the frequency of the Say-on-Pay vote reported above and as recommended by the Company’s Board of Directors in the proxy statement for the Annual General Meeting, the Company will hold future Say-on-Pay votes on an annual basis until the occurrence of the next advisory vote regarding the frequency of the Say-on-Pay vote. The next advisory vote regarding the frequency of the Say-on-Pay vote is expected to occur at the Company’s 2031 annual general meeting of shareholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAmsterdam Pharma Company N.V.

By:	/s/ Michael Davidson
Michael Davidson
Chief Executive Officer

Dated: June 6, 2025